CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-31425, 333-40603, 333-50625, and 333-67573 on Form S-3; and 333-11549, 333-25925, 333-37137, 333-74769, and
333-30488 on Form S-8 of Fonix Corporation of our report dated February 26, 2002, included in Fonix Corporation's Form 10-K for the year ended December 31, 2001.


/s/ ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP

Salt Lake City, Utah
March 27, 2002